UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2006

PERRY ELLIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	0-21764	59-1162998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 N.W. 107th Avenue Miami, Florida	33172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 592-2830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 29, 2006, Perry Ellis International, Inc. (the “Company”) entered into an employment agreement with Mr. Stephen Harriman pursuant to which Mr. Harriman will continue to serve as the President of the Company’s Bottoms Division. The employment agreement for Mr. Harriman, which is effective as of May 1, 2006, is for a term of three years. The employment agreement provides for an initial annual salary of $475,000, retroactive as of May 1, 2006, which annual salary increases to $525,000 on May 1, 2007 and to $575,000 on May 1, 2008. Mr. Harriman will be eligible to participate in a Management Incentive Plan for each of the fiscal years 2007, 2008 and 2009. The maximum amount payable under any management incentive plan in each of the fiscal years 2007, 2008, and 2009 will be 40% of Mr. Harriman’s base salary at the time of such payment, of which half will be based on corporate performance standards and half will be based on performance standards for the Bottoms Division. In addition, Mr. Harriman will be entitled to receive 5,000 shares of the Company’s common stock, one-third of which vested on January 1, 2007 and the remaining two-thirds of which will vest in equal installments on May 1, 2007 and May 1, 2008.

If the Company terminates Mr. Harriman’s employment without cause (as that term is defined in his employment agreement) he is entitled to a severance payment equal to six months of his then- current base salary. In the event the Company terminates Mr. Harriman’s employment without cause or Mr. Harriman terminates his employment for good reason (as that term is defined in his employment agreement) within twelve months following a change in control (as that term is defined in his employment agreement), Mr. Harriman will be entitled to a severance payment equal to one year of his salary plus the amount of incentive compensation that would have been received by Mr. Harriman in the current fiscal year. Mr. Harriman may not enter into any employment or other agency relationship with certain of the Company’s competitors during his employment or for a period of nine months following his separation from the Company, for any reason. Mr. Harriman also may not, directly or indirectly, without the Company’s express written permission, for a period of two years after his separation from the Company, employ anyone who is a consultant or employee of the Company at the time of his separation from the Company or who was a consultant or employee during the six-month period prior to his separation from the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRY ELLIS INTERNATIONAL, INC.

Date: January 5, 2007	By:	/s/ George Pita
	Name:	George Pita
	Title:	Chief Financial Officer